Business Wire

April 27, 2005 04:08 PM US Eastern Timezone

Interchange Reports 1st Quarter Double Digit Growth

SADDLE BROOK, N.J.--(BUSINESS WIRE)--April 27, 2005--Interchange Financial Services Corporation (NASDAQ: IFCJ)

1st Quarter Highlights:

-- Diluted earnings per share increase 15%

-- Net income grows 11%

-- Commercial loans grew $41 million sequentially at an annualized rate of 26%

Interchange Financial Services Corporation (the "Company") (NASDAQ: IFCJ), holding company of Bergen County's fast growing community bank, Interchange Bank (the "Bank"), today reported first quarter net income of approximately $4.4 million, up 10.9% from the same period in 2004. Diluted earnings per share ("EPS") for the three months were $0.23 versus $0.20, an increase of 15.0%, as compared to the same period in 2004.

Anthony Abbate, president and chief executive officer, stated, "Our diluted earnings per share advanced 15.0%. Excluding gains on sales of securities, it increased by 20% year over year as a result of our commitment to the strategic business plan that maximizes shareholder value. The execution of the business plan is the major task for all employees of the Company. They continue to execute the plan at a very high level and the results speak for themselves. Here are just a few highlights:

-- Commercial loans grew $41 million or over 26%, on an annualized basis;

-- The net interest margin advanced to 4.14%; and

-- Our return on average tangible equity was over 19%.

Our long-term vision and commitment produce consistent long-term value for our shareholders, which is evidenced by a total return of 616% on Interchange's stock over the past ten years through March 31, 2005 as provided by Bloomberg L.P."

Commenting further on the Company's performance, Mr. Abbate stated, "Our exceptional commercial loan growth throughout 2004 and into 2005 along with our expanded SBA loan department allows us to build on first quarter momentum throughout the remainder of the year."

The Company declared a quarterly cash dividend of $0.09 per common share, for the second quarter of 2005. This dividend represents $0.36 per share on an annualized basis; an increase of 8.0% over the prior year.

Return on Average Assets and Equity

The Company's return on average assets increased to 1.20% as compared to 1.16% for the three months ended March 31, 2005 and 2004, respectively. In addition, the Company's return on average stockholders' equity and return on tangible equity increased to 11.70% and

19.32% for the first quarter 2005 versus 11.13% and 18.89% respectively, for the first quarter in 2004.

Net Interest Income

For the first quarter of 2005, net interest income, on a taxable equivalent basis, increased $1.0 million, or 8.1%, from the same period in 2004. The growth for the quarter as compared to 2004 was attributed to an increase in average interest earning assets of $92.4 million which was largely due to a 17.4% growth in average loans. Complementing the growth in loans was an increase in net interest margin to 4.14% for the first quarter of 2005 from 4.11% for the same period in 2004.

Non-Interest Income

For the three months ending March 31, 2005, non-interest income, excluding gains on sales of securities, increased 6.3% to $2.1 million. Net gains on sales of loans were primarily associated with our SBA lending operations which accounted for $124 thousand of the total sales for the quarter. We currently have a healthy pipeline of SBA loans.

Non-Interest Expense

Non-interest expense for the quarter amounted to $9.2 million, an increase of $237 thousand or 2.7% as compared to same quarter in 2004. The increase for the period was due largely to additional salary and benefit expense and occupancy costs. The increase in salary and benefit expense was as a result of the personnel expense associated with the expansion of our commercial lending unit and commercial credit department along with normal increases related to salaries and benefits.

Total Loans

At March 31, 2005, total gross loans were approximately $977.1 million, an increase of $42.9 million, or 18.4% annualized, as compared to December 31, 2004. Our commercial loan portfolio increased $40.6 million, or 26.5% on an annualized basis. We saw growth in each segment of our commercial loan portfolio as commercial mortgages, construction and commercial and financial loans expanded $18.8 million, $10.7 million and $11.1 million, respectively. Non-performing assets decreased 14.7% to $7.9 million at March 31, 2005 as compared to $9.3 million at December 31, 2004. Non-performing assets represented 0.81% versus 0.99%, of the total loans and foreclosed and repossessed assets outstanding at the end of the respective periods. The Allowance for Loan and Lease Losses totaled $9.9 million at March 31, 2005, and represented 127.0% of non-performing loans and leases and 1.01% of total loans and leases.

Post-Earnings Conference Call

The Bank will hold a conference call on Thursday, April 28, 2005, at 10 a.m. (Eastern Time) to discuss the financial results for its first fiscal quarter ending March 31, 2005. This Web-cast can be accessed through the Bank's Web site,or on the investor relations page, as well as the Web address www.companyboardroom.com. The replay will begin shortly after the completion of the live call and will be available for approximately two weeks.

About Interchange Financial Services Corporation

Headquartered in Saddle Brook, NJ, Interchange Financial Services Corporation (NASDAQ: IFCJ) wholly-owns Interchange Bank, one of Bergen County's largest independent commercial banks. A thought leader in the industry, the Bank was among the first to implement a broad range of innovative services, including 24-hour, 7-day-a-week online banking and bill paying services, online stock trading, and the ability to apply for a loan online with an instant credit decision. Mutual funds and annuities are offered through the Bank's investment services. With $1.5 billion in assets and 29 branches, the Bank focuses its efforts on the local communities from which it derives deposits and generates loans. Through Interchange Bank's subsidiary, Interchange Capital Company, L.L.C., cost effective equipment leasing solutions are available to small- and middle-market companies. For additional information, please visit the company's Web site at www.interchangebank.com.

In addition to discussing historical information, certain statements included in or incorporated into this report relate to the financial condition, results of operations and business of the Company which are not historical facts, but which are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used herein, the words "anticipate,"
"believe," "estimate," "expect," "will" and other similar expressions are generally intended to identify such forward-looking statements. Such statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in such Act, and we are including this statement for purposes of invoking these safe harbor provisions. These forward-looking statements include, but are not limited to, statements about the operations of the Company, the adequacy of the Company's allowance for losses associated with the loan portfolio, the prospects of continued loan and deposit growth, and improved credit quality. The forward-looking statements in this report involve certain estimates or assumptions, known and unknown risks and uncertainties, many of which are beyond the control of the Company, and reflect what we currently anticipate will happen in each case. What actually happens could differ materially from what we currently anticipate will happen due to a variety of factors, including, among others risks detailed in reports filed by the Company with the Securities and Exchange Commission. Readers should not place undue expectations on any forward-looking statements. We are not promising to make any public announcement when we consider forward-looking statements in this document to be no longer accurate, whether as a result of new information, what actually happens in the future or for any other reason.


              INTERCHANGE FINANCIAL SERVICES CORPORATION
                  CONSOLIDATED FINANCIAL HIGHLIGHTS


CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
                                       March 31,  December 31,
                                            2005        2004   Change
                                      ----------- ----------- -------
                                      (unaudited) (unaudited)
                Assets
Cash and due from banks                  $31,762     $33,108    (4.1)%
Interest earning deposits                      2           2       -

Securities                               371,439     388,729    (4.4)
Loans and leases
    Commercial                           654,141     613,533     6.6
    Commercial Lease Financing            23,871      23,535     1.4
    Consumer                             299,077     297,113     0.7
                                      ----------- ----------- -------
                                         977,089     934,181     4.6
Allowance for loan and lease losses       -9,876      -9,797     0.8
                                      ----------- ----------- -------
Net loans                                967,213     924,384     4.6

Premises and equipment, net               17,579      17,713    (0.8)

Foreclosed real estate and other
 repossesed assets                           150         156    (3.8)
Bank Owned Life Insurance                 26,110      25,847     1.0
Goodwill and other intangible assets 59,486 59,612 (0.2) Accrued interest receivable and other
 assets                                   15,108      14,590     3.6
                                      ----------- ----------- -------
     Total assets                     $1,488,849  $1,464,141     1.7
                                      =========== =========== =======

             Liabilities
Deposits                              $1,231,396  $1,246,138    (1.2)
Borrowings                                95,586      59,001    62.0
Accrued interest payable and other
 liabilities                              10,660       8,847    20.5
                                      ----------- ----------- -------
     Total liabilities                 1,337,642   1,313,986     1.8
                                      ----------- ----------- -------

Total stockholders' equity               151,207     150,155     0.7
                                      ----------- ----------- -------
     Total liabilities and
      stockholders' equity            $1,488,849  $1,464,141     1.7
                                      =========== =========== =======


CONSOLIDATED INCOME STATEMENTS
(dollars in thousands)                  Three Months Ended
                                              March 31,
                                      -------------------------------
                                            2005        2004  Change
                                      ----------- ----------- -------
                                      (unaudited) (unaudited)
Interest income:
Interest and fees on loans               $14,957     $12,707    17.7 %
Interest on federal funds sold                 -           6  (100.0)

Interest and dividends on securities:
     Taxable interest income               2,665       2,650     0.6
     Interest income exempt from
      federal income taxes                   323         269    20.1
     Dividends                                60          39    53.8
                                      ----------- ----------- -------
     Total interest income                18,005      15,671    14.9
                                      ----------- ----------- -------

Interest expense:
Interest on deposits                       3,922       2,827    38.7
Interest on borrowings                       519         310    67.4
                                      ----------- ----------- -------
     Total interest expense                4,441       3,137    41.6
                                      ----------- ----------- -------

Net interest income                       13,564      12,534     8.2
Provision for loan and lease losses          175         375   (53.3)
                                      ----------- ----------- -------
Net interest income after provision
 for loan & lease losses                  13,389      12,159    10.1
                                      ----------- ----------- -------

Non-interest income:
Service fees on deposit accounts             883         842     4.9
Net gain on sale of securities                67         514   (87.0)

Other                                      1,244       1,159     7.3
                                      ----------- ----------- -------
     Total non-interest income             2,194       2,515   (12.8)
                                      ----------- ----------- -------

Non-interest expense:
Salaries and benefits                      4,955       4,848     2.2
Net occupancy                              1,463       1,365     7.2
Furniture and equipment                      315         334    (5.7)
Advertising and promotion                    395         393     0.5
Other                                      2,026       1,977     2.5
                                      ----------- ----------- -------
     Total non-interest expense            9,154       8,917     2.7
                                      ----------- ----------- -------

Income before  income taxes                6,429       5,757    11.7
Income taxes                               2,009       1,771    13.4
                                      ----------- ----------- -------
     Net income                           $4,420      $3,986    10.9
                                      =========== =========== =======

Basic earnings per common share            $0.23       $0.21     9.5
Diluted earnings per common share          $0.23       $0.20    15.0


Analysis of Net Interest Income
----------------------------------------------------------------------
for the quarter ended March 31,
(dollars in thousands)                               2005
                                         ----------------------------
(unaudited)                                Average            Average
                                           Balance   Interest   Rate
                                         ----------- -------- -------
                 Assets
Interest earning assets:
Loans (1)                                  $946,417  $14,985    6.33 %
Taxable securities (4)                      346,224    2,725    3.15
Tax-exempt securities (2) (4)                35,076      457    5.21
Interest earning deposits                         2        -       -
Federal funds sold                               62        -       -
                                         ----------- -------- -------
     Total interest-earning assets        1,327,781   18,167    5.47
                                                     --------

Non-interest earning assets:
Cash and due from banks                      34,875
Allowance for loan and lease losses          (9,874)
Other assets                                115,435
                                         -----------
     Total assets                        $1,468,217
                                         ===========

  Liabilities and stockholders' equity
Interest-bearing liabilities
Interest bearing deposits                  $997,141    3,922    1.57
Borrowings                                   72,042      519    2.88
                                         ----------- -------- -------
     Total interest-bearing liabilities   1,069,183    4,441    1.66
                                                     --------

Non-interest bearing liabilities
Demand deposits                             238,549
Other liabilities                             9,433

                                         -----------
     Total liabilities (3)                1,317,165
Stockholders' equity                        151,052
                                         -----------
     Total liabilities and stockholders'
      equity                             $1,468,217
                                         ===========

Net interest income (tax-equivalent
 basis)                                               13,726    3.81
Tax-equivalent basis adjustment                         (162)
                                                     --------
     Net interest income                             $13,564
                                                     ========

Net interest income as a percent of interest-earning assets
 (tax-equivalent basis)                                         4.14 %



for the quarter ended March 31,
(dollars in thousands)                               2004
                                        ----------- -------- --------
(unaudited)                               Average            Average
                                          Balance   Interest  Rate
                                        ----------- -------- --------
                Assets
Interest earning assets:
Loans (1)                                 $806,387  $12,748     6.32 %
Taxable securities (4)                     397,591    2,689     2.71
Tax-exempt securities (2) (4)               28,898      388     5.37
Interest earning deposits                       12        -        -
Federal funds sold                           2,507        6     0.96
                                        ----------- -------- --------
     Total interest-earning assets       1,235,395   15,831     5.13
                                                    --------

Non-interest earning assets:
Cash and due from banks                     35,547
Allowance for loan and lease losses         (9,636)
Other assets                               118,933
                                        -----------
     Total assets                       $1,380,239
                                        ===========

 Liabilities and stockholders' equity
Interest-bearing liabilities
Interest bearing deposits                 $933,522    2,827     1.21
Borrowings                                  65,364      310     1.90
                                        ----------- -------- --------
     Total interest-bearing liabilities    998,886    3,137     1.26
                                                    --------

Non-interest bearing liabilities
Demand deposits                            224,100
Other liabilities                           14,013
                                        -----------
     Total liabilities (3)               1,236,999
Stockholders' equity                       143,240
                                        -----------
     Total liabilities and
      stockholders' equity              $1,380,239
                                        ===========

Net interest income (tax-equivalent
 basis)                                              12,694     3.87
Tax-equivalent basis adjustment                        (160)
                                                    --------
     Net interest income                            $12,534
                                                    ========

Net interest income as a percent of interest-earning assets
 (tax-equivalent basis)                                         4.11 %

----------------------------------------------------------------------
(1) Nonaccrual loans and any related interest recorded have been included in computing the average rate earned on the loan portfolio. When applicable, tax exempt loans are computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(2) Computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(3) All deposits are in domestic bank offices.
(4) The average balances are
based on historical cost and do not reflect unrealized gains or losses.



STATEMENT OF CONDITION - SELECTED DATA (Period Ending)

                                    March 31,   December 31,  3 month
                                      2005        2004        Change
                                   ----------  ----------   ----------
                                   (unaudited)

Loans                                  $977,089    $934,181     4.6  %
Securities                              371,439     388,729    (4.4)
Earning assets                        1,348,530   1,322,912     1.9
Total Assets                          1,488,849   1,464,141     1.7
Deposits                              1,231,396   1,246,138    (1.2)
Borrowings                               95,586      59,001    62.0
Shareholders' equity                    151,207     150,155     0.7

Leverage ratio                             6.72 %      6.49 %
Risk weighted ratios:
     Tier 1                                9.25        9.36
     Total                                10.20       10.35


                                                March 31,     12 month
                                                 2004          Change
                                               -----------   ---------
                                               (unaudited)

Loans                                             $831,286     17.5  %
Securities                                         388,155     (4.3)
Earning assets                                   1,240,152      8.7
Total Assets                                     1,378,765      8.0
Deposits                                         1,166,126      5.6
Borrowings                                          53,242     79.5
Shareholders' equity                               144,818      4.4

Leverage ratio                                        6.21  %
Risk weighted ratios:
     Tier 1                                           9.23
     Total                                           10.32

Asset quality
                                              Quarter ended
                                   March 31,   December 31,  3 month
                                     2005         2004        Change
                                 ------------- ------------ ---------
                                  (unaudited)
Net charge offs                           $96         $225     (57.3)%
Loan loss allowance                    (9,876)      (9,797)      0.8

Nonperforming loans                    $7,774       $9,133     (14.9)
Restuctured Loans                           -            -         -
Foreclosed real estate & other
 repossessed assets                       150          156      (3.8)
                                 ------------- ------------ ---------
     Total Nonperforming assets
      ("NPA")                          $7,924       $9,289     (14.7)
                                 ============= ============ =========

Ratio's
---------------------------------
Net charge offs as % of average
 loans (annualized)                      0.04 %       0.10 %
Loan loss allowance as % of
 period-end loans                        1.01         1.05
Loan loss allowance as % of
 nonperforming loans                    127.0        107.3
NPA's as a percent of loans +
 foreclosed assets                       0.81         0.99


                                               Quarter ended
                                        March 31,         12 month
                                          2004             Change
                                    -----------------  --------------
                                       (unaudited)
Net charge offs                                 $381           (74.8)%
Loan loss allowance                           (9,635)            2.5

Nonperforming loans                           $8,465            (8.2)
Restuctured Loans                                  -               -
Foreclosed real estate & other
 repossessed assets                              219           (31.5)
                                    -----------------  --------------
     Total Nonperforming assets
      ("NPA")                                 $8,684            (8.8)
                                    =================  ==============

Ratio's
------------------------------------
Net charge offs as % of average
 loans (annualized)                             0.19  %
Loan loss allowance as % of period-
 end loans                                      1.16
Loan loss allowance as % of
 nonperforming loans                           113.8
NPA's as a percent of loans +
 foreclosed assets                              1.04



PROFITABILITY

(dollars in thousands, except per share       Quarter ended
 data)

                                         March 31,   December     3
                                                        31,     month
                                             2005        2004   Change
                                        ----------- ----------- ------
                                        (unaudited) (unaudited)
Net interest income (taxable equivalent)   $13,726   $13,660    0.5 %
Provision for loan and lease losses            175       225  (22.2)
Net gain on sale of securities                  67       462  (85.5)
Non-interest income, excluding net gain
 on sale of securities                       2,127     2,911  (26.9)
Non-interest expense                         9,154     9,026    1.4
Net income                                  $4,420    $5,212  (15.2)

Return on average assets                      1.20 %    1.42 %
Return on average equity                     11.70     14.00
Return on average tangible equity            19.32     23.37
Net interest margin                           4.14      4.10

Basic earnings per common share (1)          $0.23     $0.27  (14.8)%
Diluted earnings per common share (1)         0.23      0.27  (14.8)
Dividends declared per common share (1)       0.09      0.08   12.5
Book value per common share - end of
 period (1)                                  $7.90     $7.85    0.6

Shares outstanding - end of period (1) 19,144 19,120 0.1 Weighted average shares outstanding (1)
     Basic (1)                              19,134    19,124    0.0
     Diluted (1)                            19,556    19,476    0.4


                                                                  12
                                                March 31,        month
                                                   2004         Change
                                         ----------------    ----------
                                              (unaudited)
Net interest income (taxable equivalent)          $12,694        8.1 %
Provision for loan and lease losses                   375      (53.3)
Net gain on sale of securities                        514      (87.0)
Non-interest income, excluding net gain
 on sale of securities                              2,001        6.3
Non-interest expense                                8,917        2.7
Net income                                         $3,986       10.9

Return on average assets                             1.16 %
Return on average equity                            11.13
Return on average tangible equity                   18.89
Net interest margin                                  4.11

Basic earnings per common share (1)                 $0.21        9.5 %
Diluted earnings per common share (1)                0.20       15.0
Dividends declared per common share (1)              0.08       12.5
Book value per common share - end of
 period (1)                                         $7.58        4.2

Shares outstanding - end of period (1)             19,110        0.2
Weighted average shares outstanding (1)
     Basic (1)                                     19,150       (0.1)
     Diluted (1)                                   19,543        0.1

(1) Adjusted for 3 for 2 stock split declared on January 18, 2005 payable on February 18, 2005


Contacts:
Keating & Co.
Lauren Mackiel, 973-966-1100
or
Interchange Bank
Charles Field, 201-703-2265



                                      ###